Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Gammacan International, Inc. (the “Company”) on Form 10-KSB for the period ending September 30, 2007 (the “Report”), I, Chaime Orlev, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 28, 2007	By: /s/ Chaime Orlev
Chaime Orlev
Chief Financial Officer